Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
China Marine Food Group Limited:

We consent to the reference to our firm under the caption "Experts" and the incorporation by reference of our reports on the consolidated financial statements of China Marine Food Group Limited and Subsidiaries dated March 20, 2008, in the Registration Statement on Form S-3 and related Prospectus of China Marine Food Group Limited.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Englewood, Colorado USA
September 14, 2009